Exhibit 99.1

CSX Corporation Announces Third Quarter Earnings
JACKSONVILLE, Fla. - October 17, 2017 - CSX Corporation (Nasdaq: CSX) today announced third quarter 2017 net earnings of $459 million, or $0.51 per share, up from $455 million, or $0.48 per share, in the same period last year. Excluding a $1 million restructuring charge in this year’s third quarter results, adjusted earnings per share remain at $0.51 as shown in the table below.

Reconciliation of GAAP to Non-GAAP Measures
For the Quarter ended September 30, 2017
(in millions, except operating ratio and EPS)	Operating Income	Operating Ratio	Net Earnings	Net Earnings Per Share, Assuming Dilution
GAAP Operating Results	$876	68.1%	$459	$0.51
Restructuring Charge	1	(0.1)%	4	—
Adjusted Operating Results (non-GAAP)	$877	68.0%	$463	$0.51

“The company’s results for the third quarter reflect the resiliency of Precision Scheduled Railroading, even during times of transition,” said E. Hunter Harrison, president and chief executive officer. "With that transition largely behind us, we are now intensely focused on driving superior service for our customers and lasting value for our shareholders.”
Revenue for the third quarter increased 1 percent when compared to the previous year, supported by core pricing gains and offset by the impact of unfavorable mix. Expenses declined $2 million year over year with efficiency gains of $95 million more than offsetting the cost of inflation and fuel costs that were 19 percent higher on a per gallon basis when compared to the same quarter last year.
Total volume for the quarter was stable, while operating income improved 4 percent to $876 million and the operating ratio improved 90 basis points to 68.1 percent. Given the significant progress made to date, the company has completed the $1.5 billion share repurchase program that was announced in April 2017 and upsized in July 2017, reflecting management’s confidence in the company’s future.
As CSX advances the implementation of Precision Scheduled Railroading, it remains on track to achieve record efficiency gains. Adjusting for restructuring charges, CSX expects to deliver a full-year operating ratio around the high end of the mid-60s, earnings per share growth of 20-25 percent off the 2016-reported base of $1.81, and free cash flow before dividends of around $1.5 billion (see non-GAAP statements below).

CSX executives will conduct a conference call with the investment community this morning, October 17, from 8:30 a.m. to 9:30 a.m. Eastern time. Investors, media and the public may listen to the conference call by dialing 1-888-EARN-CSX (888-327-6279) and asking for the CSX earnings call. Callers outside the U.S., dial 1-773-756-0199. Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company's website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.
This earnings announcement, as well as additional detailed financial information, is contained in the CSX Quarterly Financial Report available through the company’s website at http://investors.csx.com and on Form 8-K with the Securities and Exchange Commission.
About CSX and its Disclosures
CSX, based in Jacksonville, Florida, is a premier transportation company. It provides rail, intermodal and rail-to-truck transload services and solutions to customers across a broad array of markets, including energy, industrial, construction, agricultural, and consumer products. For over 190 years, CSX has played a critical role in the nation's economic expansion and industrial development. Its network connects every major metropolitan area in the eastern United States, where nearly two-thirds of the nation's population resides. It also links more than 240 short-line railroads and more than 70 ocean, river and lake ports with major population centers and farming towns alike.
This announcement, as well as additional financial information, is available on the company's website at http://investors.csx.com. CSX also uses social media channels to communicate information about the company. Although social media channels are not intended to be the primary method of disclosure for material information, it is possible that certain information CSX posts on social media could be deemed to be material. Therefore, we encourage investors, the media, and others interested in the company to review the information we post on Twitter (http://twitter.com/CSX) and on Slideshare (http://www.slideshare.net/HowTomorrowMoves). The social media channels used by CSX may be updated from time to time.
More information about CSX Corporation and its subsidiaries is available at www.csx.com and on Facebook (http://www.facebook.com/OfficialCSX).
Non-GAAP Disclosure
CSX reports its financial results in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). CSX also uses certain non-GAAP measures that fall within the meaning of Securities and Exchange Commission Regulation G and Regulation S-K Item 10(e), which may provide users of the financial information with additional meaningful comparison to prior reported results. Non-GAAP measures do not have standardized definitions and are not defined by U.S. GAAP. Therefore, CSX’s non-GAAP measures are unlikely to be comparable to similar measures presented by other companies. The presentation of these non-GAAP measures should not be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with GAAP. Reconciliations of non-GAAP measures to corresponding GAAP measures are above.
Forward-looking Statements
This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, margins, volumes, rates, cost-savings, expenses, taxes, liquidity, capital expenditures, dividends, share repurchases or other financial items, statements of management's plans, strategies and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved, statements concerning proposed new services, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “will,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company updates any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.
Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward- looking statements include, among others; (i) the company's success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting economic and business conditions.
Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company's SEC reports, accessible on the SEC's website at www.sec.gov and the company's website at www.csx.com.